Exhibit 99.2
Rademikibart Demonstrates Best-in-Class Potential in Phase 3 Atopic Dermatitis Study

– Rademikibart achieved rapid, durable efficacy results across all key endpoints through 52 weeks, with near‑maximal responses achieved in ~90% of patients –

– Rademikibart was well tolerated with safety comparable to placebo –

– Data presented during late-breaking oral presentation at 2026 American Academy of Dermatology Annual Meeting –

– Company to host conference call and webcast today, March 30, 2026 at 8:00 a.m. ET –

SAN DIEGO, MARCH 30, 2026 -- Connect Biopharma Holdings Limited (Nasdaq: CNTB) (Connect Biopharma, Connect or the Company), a clinical-stage biopharmaceutical company focused on transforming care for the treatment of inflammatory diseases, today announced results from a Phase 3 52-week study in patients with moderate‑to‑severe atopic dermatitis (AD) conducted by the Company’s partner in China, Simcere Pharmaceutical Co., Ltd. (Simcere), which were presented during the Late‑Breaking Research session of the 2026 American Academy of Dermatology (AAD) Annual Meeting on March 28, 2026 in Denver, Colorado.

“The results from the RADIANT-AD trial highlight the potential of rademikibart to deliver best-in-class efficacy and safety in AD,” said Barry Quart, Pharm.D., CEO and Director of Connect Biopharma. “The positive results demonstrated rapid and durable efficacy data through 52 weeks across key endpoints with favorable safety. Notably, the rate of conjunctivitis, one of the most common side effects of similar products, was not differentiated from placebo in the initial 16-week double-blind induction phase and remained low through 52 weeks. These data, together with our prior Phase 2b 52-week AD study showing that rademikibart administered via subcutaneous (SC) injection every 4 weeks worked as well as every 2 weeks, provide an excellent profile for convenient long-term use and create optionality for us or a future partner to target AD as an indication outside of China.”

Christopher Bunick, M.D., Ph.D., Associate Professor of Dermatology, Yale School of Medicine, added, “Rademikibart's 52-week data in AD presented at the AAD are very encouraging. In particular, the depth and durability of response achieved at week 16 and maintained through one year and low rates of conjunctivitis are impressive, suggesting the potential for rademikibart to be a differentiated treatment option for patients and physicians looking to achieve long-lasting disease control. These clinical results align with the differentiated mechanism of action of rademikibart, a next-generation IL-4 receptor alpha blocker with an optimized high affinity binding epitope.”

RADIANT-AD Study Results
The 52‑week Phase 3 study was a double-blind, placebo-controlled trial in China that enrolled 259 adolescent and adult patients with moderate‑to‑severe AD, who were randomized to receive rademikibart 300 mg administered every two weeks or placebo via SC injection during a 16‑week induction phase, followed by a 36-week maintenance phase in which patients randomized to rademikibart continued on rademikibart and patients randomized to placebo switched to rademikibart. At Week 52, rademikibart demonstrated strong maintenance of response among Week 16 responders, with continued improvement across all key efficacy endpoints.

•Rademikibart demonstrated:
o96.6% of patients achieved a ≥75% reduction from baseline in the Eczema Area and Severity Index (EASI‑75);

o87.1% of patients achieved a score of 0 (clear) or 1 (almost clear) with at least a 2-point reduction on the Investigator’s Global Assessment of Atopic Dermatitis (IGA 0/1); and

o85.3% of patients achieved a ≥90% reduction from baseline in the Eczema Area and Severity Index (EASI‑90).

•Rademikibart was well tolerated with safety similar to placebo at 16 weeks and lower conjunctivitis than other agents in the class.

oNo significant, drug-related safety issues observed in over 1,500 participants receiving rademikibart in completed studies across indications.

Company-Hosted Conference Call and Webcast
Connect will host a conference call and webcast today, March 30, 2026, at 8:00 a.m. ET. To access the conference call, please pre-register through here to receive dial-in information and a personal PIN to access the live call. Participants may access the live webcast here or from Investors section of the Connect website at investors.connectbiopharma.com. An archive of the webcast and presentation will be available for approximately 90 days after the event.

About Rademikibart
Rademikibart is a fully human monoclonal antibody targeting interleukin-4 receptor alpha (IL-4Rα), a common subunit of interleukin-4 receptor (IL-4) and interleukin-13 receptor (IL-13). We believe that by binding with IL-4Rα, rademikibart can block the functions of IL-4 and IL-13 effectively, thereby blocking the T helper 2 (Th2) inflammatory pathway to achieving the goal of treating Th2-related inflammatory diseases such as atopic dermatitis, asthma and COPD.

About Simcere
Simcere, founded in 1995, is an innovation and R&D-driven pharmaceutical company. The company focuses on the therapeutic areas of neuroscience, oncology, autoimmune and anti-infection, with forward-looking layout of disease areas that may have significant clinical needs in the future, fulfilling the mission of “for patients, for life”. Driven by a dual-strategy of in-house R&D and synergistic innovation, Simcere has established strategic cooperation partnerships with multiple innovative biotechs and research institutes.

About Connect Biopharma
Connect Biopharma is a clinical-stage biopharmaceutical company dedicated to transforming care for asthma and COPD. Headquartered in San Diego, California, the Company is advancing rademikibart, a next-generation, potentially best-in-class antibody designed to target IL-4Rα. The Company is currently conducting global clinical studies of rademikibart for the treatment of acute exacerbations of asthma and COPD, areas with significant unmet need. Connect has granted an exclusive license to Simcere Pharmaceutical Co., Ltd., for rademikibart in Greater China. Under the exclusive license and collaboration agreement, Connect is eligible to receive remaining milestone payments up to an aggregate amount of approximately $110 million upon the achievement of certain development, regulatory and commercial milestones. Connect is also eligible to receive royalties at tiered percentage rates up to low double-digit percentages on net sales in Greater China.

For more information visit www.connectbiopharma.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the Act). Forward-looking statements are statements that are not of historical fact and include, without limitation, statements regarding future events, our future financial condition, results of operations, business strategy and plans, prospective products (as well as their potential to achieve a differentiated, competitive, or favorable benefit or profile or trend, including on safety, tolerability, improvement, maintenance, clinical response, dosing, efficacy and/or convenience), planned or expected product approval applications or approvals, anticipated milestones and royalties, expected data readouts and enrollments, research and development plans and costs, potential future partnerships, expectations about existing partnerships, timing and likelihood of success, objectives of management for future operations, future results of anticipated product development efforts, adequacy of existing cash and potential partnership funding to fund operations and capital expenditure requirements, anticipated patient populations or market opportunities for our prospective products, if approved, as well as statements regarding industry trends. These statements are based on management’s current expectations of future events only as of the date of this press release and are inherently subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among other things: the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results; whether we or our current or future partners will need expanded or additional trials in order to obtain regulatory approval for our product candidates; whether Simcere’s pending NDA for rademikibart in China will receive approval by the National Medical Products Administration (NMPA), and the timing of any such approval; our ability to obtain and maintain regulatory approval of our product candidates; existing regulations and regulatory developments in the U.S., the People’s Republic of China, Europe and other jurisdictions; the ability of our current cash and investments position to support planned operations; our plans and ability to obtain, maintain, protect and enforce our intellectual property rights and our proprietary technologies, including extensions of existing patent terms where available; our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials; and the degree of market acceptance of our product candidates, if approved, by physicians, patients, healthcare payors and others in the medical community.

Words such as “aim,” “anticipate,” “believe,” “could,” “expect,” “feel,” “goal,” “intend,” “may,” “optimistic,” “plan,” “potential,” “promising,” “will,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. The inclusion of forward-looking statements should not be regarded as a representation by Connect Biopharma that any of its expectations, projections or plans will be achieved. Actual results may differ materially due to the risks and uncertainties inherent in our business and other risks described in our filings with the U.S. Securities and Exchange Commission (“SEC”). Further information regarding these and other risks is included under the heading “Risk Factors” in our annual and periodic reports filed with the SEC. These forward-

looking statements should not be taken as forecasts or promises nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such forward-looking statements have been made are correct or exhaustive or, in the case of the assumptions, fully stated in this press release. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You are cautioned not to place undue reliance on the scientific data presented or these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Connect Biopharma undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise. Connect Biopharma claims the protection of the safe harbor for forward-looking statements contained in the Act for all forward-looking statements.

This press release discusses our product candidate, rademikibart, which is under clinical investigation and has not yet been approved for marketing by the U.S. Food and Drug Administration, the NMPA, or by any other regulatory agency. No representation is made as to the safety or effectiveness of rademikibart for the uses for which it is being studied. The trademarks included herein are the property of the owners thereof and are used for reference purposes only.

Investor Relations Contact:
Alex Lobo
Precision AQ
Alex.Lobo@precisionaq.com
(212) 698-8802

Media Contact:
Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604